UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2016

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-0031553	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.02	Results of Operations and Financial Conditions.

On August 9, 2016, the Registrant issued a press release announcing its financial results for the fiscal quarter and six months ended June 30, 2016. As noted in the press release, the Registrant has provided certain non–U.S. generally accepted accounting principles (“GAAP”) financial measures, the reasons it provided such measures and a reconciliation of the non–U.S. GAAP measures to U.S. GAAP measures. Readers should consider non–GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. A copy of the Registrant’s press release is being furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Arrangements of Certain Officers

On August 9, 2016, Todd Slater resigned as a director of the Registrant and advised the Board that his resignation was not based on any disagreement with the Registrant’s operations, policies or practices.

On August 11, 2016, Richard Kirschenbaum was appointed a director of XCel. Mr. Kirschenbaum has 35 years’ experience in the footwear business. He transformed a small family business into a multi-brand regional footwear and accessories chain, The Shoe Box. Mr. Kirschenbaum has been the CEO of The Shoe Box, Inc. since 1984.. Mr. Kirschenbaum has been appointed to serve as a member of the Compensation Committee.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of XCel Brands, Inc. dated August 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC. (Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: August 15, 2016